Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended December 31,
	2017	2016	% Increase/(Decrease)
NET INCOME RECONCILIATION:
As reported
Pretax Net Income	$58,974	$48,520
Income Tax Benefit (Provision)	51,515	(17,692)
Net Income	$110,489	$30,828	258.4
Effective Tax Rate	(87.4)%	36.5%
Adjustments:
(Gain) loss on real estate and dealership transactions
Pre-tax	—	(529)
Tax impact	—	264
Severance costs
Pre-tax	475	1,959
Tax impact	(122)	(710)
Legal settlements (4)
Pre-tax	—	(11,671)
Tax impact	—	4,359
Non-cash asset impairment
Pre-tax	9,979	19,797
Tax impact	(3,515)	(7,041)
Tax rate changes
Pre-tax	—	—
Tax impact	(73,028)	—
Adjusted
Pretax Net Income	$69,428	$58,076
Income Tax Provision	(25,150)	(20,820)
Adjusted net income (1)	$44,278	$37,256	18.8
Effective Tax Rate	36.2%	35.8%
ADJUSTED NET INCOME ATTRIBUTABLE TO DILUTED COMMON SHARES RECONCILIATION:
Adjusted net income (1)	$44,278	$37,256	18.8
Less: Adjusted earnings allocated to participating securities	1,483	1,477	0.4
Adjusted net income available to diluted common shares (1)	$42,795	$35,779	19.6
DILUTED INCOME PER COMMON SHARE RECONCILIATION:
As reported	$5.27	$1.44	266.0
After-tax adjustments:
Gain on real estate and dealership transactions	—	(0.01)
Severance costs	0.02	0.06
Legal settlements	—	(0.34)
Non-cash asset impairment	0.30	0.59
Tax rate changes	(3.48)	—
Adjusted diluted income per share (1)	$2.11	$1.74	21.3

1